SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: November 16, 2004

                           MEDIA SERVICES GROUP, INC.

               (Exact name of Registrant as specified in charter)



  Nevada                       0-16730                 88-0085608
--------------------------------------------------------------------------------
(State or other              (Commission              (I.R.S. Employer
jurisdiction of              File No.)              Identification No.)
incorporation)


                               575 Madison Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)

                                  917-339-7134
              (Registrant's telephone number, including area code)

Item 3.02  Unregistered Sale of Equity Securities

On November 10, 2004 the Company entered into and closed on definitive agreements with certain strategic investors for the purchase of 9,375 shares of Series F Convertible Preferred Stock at $320.00 per share for gross proceeds of approximately $3 million of a potential $6 million aggregate total. On an as converted basis, the Series F Convertible Preferred Stock in this transaction equates to approximately 230,769 shares of Common Stock at a price of $13.00 per share. In connection with the issuance of the preferred stock, warrants will be issued to the investors to purchase approximately 115,385 shares of Common stock at an exercise price of $16.25 per share. Also, in connection with the issuance of the preferred stock, warrants will be issued to the placement agent to purchase approximately 13,846 shares of Common Stock at an exercise price of $13.00.

The Company is conducting a private placement of an aggregate of 18,750 shares of Series F Convertible Preferred Stock. Each share of Series F Convertible Preferred Stock will be convertible at any time at the option of the holder into
24.61538 shares of Common Stock. Purchasers will also be granted five year warrants to purchase the number of shares of Common Stock equal to 0.50 multiplied by the number of Series F Convertible Preferred Stock purchased multiplied by the 24.61538 conversion rate, at an exercise price equal to 25% above the conversion price of the Series F Convertible Preferred Stock. The placement agent will be granted five year warrants to purchase the number of shares of Common Stock equal to 6% of the number of Series F Convertible Preferred Stock sold multiplied by the conversion rate of 24.61538, at an exercise price equal to the conversion price of the Series F Convertible Preferred Stock. The Company will pay an annual dividend of 6% on the Preferred Stock, payable in shares of the Company's common stock. There are no reset provisions or anti-dilution provisions associated with this Series F Convertible Preferred Stock.

This issuance is intended to exempt from registration under the Securities Act of 1933 (the "Securities Act"), by Virtue of Regulation D of the Securities Act.

The foregoing summary is qualified in its entirety by the Subscription Agreement, the Investors' Warrant Agreement and the Agent's Warrant Agreement incorporated herein as Exhibits 4.1, 4.2 and 4.3

Item 9.01 Financial Statements and Exhibits

(a) N/A (b) N/A
(c) The following documents are filed herewith as exhibits to this Form 8-K:

Exhibit No.

4.1            Form of Subscription Agreement
4.2            Form of Investors' Warrant
4.3            Form of Agent's Warrant

99.1     Press Release issued by the Registrant dated November 11, 2004.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           MEDIA SERVICES GROUP, INC.

Date: November 16, 2004             By: /s/ Richard J. Mitchell III
                                        ----------------------------
                                    Name:  Richard J. Mitchell III,
                                           Chief Accounting Officer



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                                  EXHIBIT INDEX

Exhibit No.    Description of Exhibit

4.1            Form of Subscription Agreement
4.2            Form of Investors' Warrant
4.3            Form of Agent's Warrant

99.1           Press Release issued by the Registrant dated November 11, 2004.




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